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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement Nos. 33-61523, 33-61523-01, 33-61523-02 and 33-61523-03
of Time Warner Inc., Time Warner Capital I, Time Warner Capital II and Time Warner Capital III on Form S-3 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Atlanta, Georgia
November 6, 1995